QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.0

(FORM OF STOCK CERTIFICATE—FRONT SIDE)

NUMBER	SHARES
COMMON STOCK	CUSIP
(Par Value $.01 Per Share)	See reverse for certain definitions

LYDIAN TRUST COMPANY

Incorporated Under the Laws of the State of Florida

        This certifies that ___________________________________________________________________________ _________ is the registered holder of ________________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of Lydian Trust Company.

        The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the articles of incorporation and bylaws of the Corporation and any and all amendments thereto. This Certificate is not valid unless countersigned and registered by the transfer agent and registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

(SEAL)

Stephen C. Wilhoit Secretary		Rory A. Brown Chairman and Chief Executive Officer

(FORM OF STOCK CERTIFICATE—BACK SIDE)

        The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series. The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	—		Custodian		under

		(Minor)		(Cust)

Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

        For value received, ________________________________________________ hereby sell, assign and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________

________________________________________________

unto ____________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint ________________________ as Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated
Signature
Signature

Notice: The signature(s) to this assignment must correspond with the name(s) written upon the face of this Certificate in every particular, without alteration or any change whatsoever.

QuickLinks

  Exhibit 4.0
(FORM OF STOCK CERTIFICATE—FRONT SIDE)
(FORM OF STOCK CERTIFICATE—BACK SIDE)